SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  -------------

                                 SCHEDULE 14D-1
                             TENDER OFFER STATEMENT
       PURSUANT TO SECTION 14(D)(1) OF THE SECURITIES EXCHANGE ACT OF 1934

                        SIERRA PACIFIC DEVELOPMENT FUND,
                        A California Limited Partnership
                            (Name of Subject Company)
                                  -------------

                                 JOHN N. GALARDI
                                    (Bidder)
                                  -------------

                           LIMITED PARTNERSHIP UNITS
                         (Title of Class of Securities)
                                  -------------

                                      N/A
                      (CUSIP Number of Class of Securities)
                                  -------------

                               ------------------
                                ----------------

                                 HOWARD F. HART
                            HUGHES HUBBARD & REED LLP
                       350 SOUTH GRAND AVENUE, 36TH FLOOR
                          LOS ANGELES, CALIFORNIA 90071
                                 (213) 613-2800

       (Name, Address and Telephone Number of Person Authorized to Receive
                 Notices and Communications on Behalf of Bidder)

                                October 17, 1997
     (Date Tender Offer First Published, Sent or Given to Security Holders)


Calculation of Filing Fee
--------------------------------------------------------------------------------
           Transaction Valuation*                Amount of Filing Fee
--------------------------------------------------------------------------------
                  $550,000                              $110.00
--------------------------------------------------------------------------------

* Determined pursuant to Rule 0-11(b)(1). Assumes the purchase of 20,000 Units at $27.50 per Unit.

[X] Check box if any part of the fee is offset as provided by Rule 0-11(a)(2) and identify the filing with which the offsetting fee was previously paid. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.


Amount Previously Paid:       $110.00 paid contemporaneously with this filing.
Form or Registration No:      Rule 13e-3 Transaction Statement on Schedule 13e-3
Filing Party:                 John N. Galardi
Date Filed:                   October 17, 1997


                     SCHEDULE 14D-1 TENDER OFFER STATEMENT

ITEM 1.   SECURITY AND SUBJECT COMPANY.

     (a) The name of the issuer is Sierra Pacific Development Fund, a California limited partnership (the "Company"), and the address of its principal executive offices is 5850 San Felipe, Suite 500, Houston, Texas 77057.

     (b) This Schedule relates to the offer by John N. Galardi (the "Bidder") to purchase any and all of the Company's outstanding Limited Partnership Units (the "Units"), at $27.50 per Unit, net to the seller in cash, all upon the terms and subject to the conditions set forth in the Offer to Purchase, dated October 17, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which together constitute the "Offer"), copies of which are attached hereto as Exhibits (d)(1) and (d)(2), respectively. As of September 30, 1997, the Company had issued and outstanding 29,354 Units and there were approximately 2,177 holders of record of the Units.

     (c) The information set forth on the cover page and under "Introduction" and "Special Factors - Price Range of Shares; Distributions; Trading Volume" in
Section 9 of the Offer to Purchase is incorporated herein by reference.

ITEM 2.   IDENTITY AND BACKGROUND.

     (a) - (g) The information set forth under "Special Factors - Certain Information Regarding the Offeror" in Section 10 of the Offer to Purchase is incorporated herein by reference.

ITEM 3.   PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS WITH THE SUBJECT COMPANY.

     (a) - (b) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference

ITEM 4.   SOURCE AND AMOUNT OF FUNDS OR OTHER CONSIDERATION.

     (a) The information set forth under "Special Factors - Source and Amount of Funds" in Section 11 of the Offer to Purchase is incorporated herein by reference.

     (b) Not applicable.

     (c) Not applicable.

ITEM 5.   PURPOSE OF THE TENDER OFFER AND PLANS OR PROPOSALS OF THE BIDDER.

     (a) - (g) The information set forth under "Special Factors - Purpose of the Offer" in Section 1 of the Offer to Purchase is incorporated herein by reference.

ITEM 6.   INTEREST IN SECURITIES OF THE SUBJECT COMPANY.

     (a) - (b) The information set forth under "Special Factors - Interest in Units" in Section 13 of the Offer to Purchase is incorporated herein by reference.

ITEM 7. CONTRACTS, ARRANGEMENTS, UNDERSTANDINGS OR RELATIONSHIPS WITH RESPECT TO THE SUBJECT COMPANY'S SECURITIES.

     The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

ITEM 8.   PERSONS RETAINED, EMPLOYED OR TO BE COMPENSATED.

     The information set forth under "Introduction" and "Special Factors - Persons Retained; Fees and Expenses" in Section 15 of the Offer to Purchase is incorporated herein by reference.

ITEM 9.   FINANCIAL STATEMENTS OF CERTAIN BIDDERS.

     Not applicable.

ITEM 10.  ADDITIONAL INFORMATION.

     (a) The information set forth under "Special Factors - Past Contracts, Transactions or Negotiations; Transactions and Agreements Concerning the Units" in Section 12 of the Offer to Purchase is incorporated herein by reference.

     (b) The information set forth under "Special Factors - Fairness of the Transaction; Reports, Opinions, Appraisals and Certain Negotiations; No Approvals Required; No Appraisal Rights" in Section 3 of the Offer to Purchase is incorporated herein by reference.

     (c) Not applicable.

     (d) Not applicable.

     (e) Not applicable.

ITEM 11.  MATERIAL TO BE FILED AS EXHIBITS.

     (a)(1) Form of Offer to Purchase, dated October 17, 1997.

     (a)(2) Form of Letter of Transmittal with Substitute Form W-9.

     (a)(3) Instructions for the Requester of Form W-9.

     (b)    Not applicable.

     (c)    Not applicable.

     (d)    Not applicable.

     (e)    Not applicable.

     (f)    Not applicable.

                                   SIGNATURE

     After due inquiry and to the best of my knowledge and belief, I certify that the information set forth in this statement is true, complete and correct.

                                        JOHN N. GALARDI


                                        By:   /s/ JOHN N. GALARDI
                                            -----------------------------------
                                            Name: John N. Galardi



Dated: October 17, 1997

                                INDEX TO EXHIBITS


EXHIBIT
NUMBER                     DESCRIPTION
------                     -----------
(a)(1)    Form of Offer to Purchase, dated October 17, 1997.

(a)(2)    Form of Letter of Transmittal with Substitute Form W-9.

(a)(3)    Instructions for the Requester of Form W-9.


                        SIERRA PACIFIC DEVELOPMENT FUND
                        A CALIFORNIA LIMITED PARTNERSHIP
                           OFFER TO PURCHASE FOR CASH
                      ANY AND ALL LIMITED PARTNERSHIP UNITS
                             AT $27.50 NET PER UNIT

              THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
 PACIFIC TIME, ON MONDAY, NOVEMBER 17, 1997, UNLESS THE OFFER IS EXTENDED.

                                 ---------------
     John N. Galardi (the "Offeror"), is offering to purchase any and all the Limited Partnership Units ("Units") of Sierra Pacific Development Fund, a California Limited Partnership (the "Partnership"), at $27.50 per Unit, net to the seller in cash, on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer").

                                 ---------------
  THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF SHARES BEING TENDERED.
   THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 8.
                                 ---------------
 THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS
         OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY
               OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY
                   REPRESENTATION TO THE CONTRARY IS UNLAWFUL.
                                 ---------------
 NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNER OR ANY OF THE GENERAL PARTNER'S
     DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER ANY UNITS. EACH LIMITED PARTNER MUST MAKE
   HIS OR HER OWN DECISION AS TO WHETHER TO TENDER UNITS AND, IF SO, HOW MANY
        UNITS TO TENDER. NO DIRECTOR OR EXECUTIVE OFFICER OF THE GENERAL
            PARTNER OR ANY OF ITS AFFILIATES INTENDS TO TENDER SHARES
                              PURSUANT TO THE OFFER.

                                 ---------------
                                    IMPORTANT
     Any Limited Partner desiring to tender all or any portion of his or her Units should complete and sign the Letter of Transmittal or a photocopy thereof in accordance with the instructions in the Letter of Transmittal, mail or deliver it and any other required documents to the Offeror at the Partnership.

                                 ---------------
          NO PERSON HAS BEEN AUTHORIZED TO MAKE ANY RECOMMENDATION ON BEHALF OF THE PARTNERSHIP AS TO WHETHER LIMITED PARTNERS SHOULD TENDER UNITS PURSUANT TO THE OFFER. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED HEREIN OR IN THE LETTER OF TRANSMITTAL. IF GIVEN OR MADE, SUCH RECOMMENDATION AND SUCH INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE PARTNERSHIP.

October 17, 1997

TO THE HOLDERS OF LIMITED PARTNERSHIP UNITS OF
     SIERRA PACIFIC DEVELOPMENT FUND,
     A CALIFORNIA LIMITED PARTNERSHIP:

                                  INTRODUCTION


     John N. Galardi (the "Offeror") is offering to purchase any and all of the Limited Partnership Units ("Units") of Sierra Pacific Development Fund, a California Limited Partnership (the "Partnership"), at $27.50 per Unit (the "Purchase Price"), net to the seller in cash, on the terms and subject to the conditions set forth herein and in the related Letter of Transmittal (which together constitute the "Offer"). Galardi is the owner of 50% of the outstanding capital and voting stock of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary. The address of the principal executive offices of the Partnership is 5850 San Felipe, Suite 500, Houston, Texas 77057, and its telephone number is
(713) 706-2671.


     THE OFFER IS NOT CONDITIONED ON ANY MINIMUM NUMBER OF UNITS BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO CERTAIN OTHER CONDITIONS. SEE SECTION 8.

     Tendering Limited Partners will not be obligated to pay brokerage commissions, solicitation fees, transfer fees or transfer taxes on the purchase of Units by the Offeror. HOWEVER, ANY TENDERING LIMITED PARTNER WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE LETTER OF TRANSMITTAL MAY BE SUBJECT TO A REQUIRED FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE GROSS PAYMENTS PAYABLE TO SUCH LIMITED PARTNER PURSUANT TO THE OFFER.


     NEITHER THE PARTNERSHIP NOR ITS GENERAL PARTNER NOR ANY OF THE GENERAL PARTNER'S DIRECTORS OR EXECUTIVE OFFICERS MAKES ANY RECOMMENDATION TO ANY LIMITED PARTNER AS TO WHETHER TO TENDER ANY UNITS. EACH LIMITED PARTNER MUST MAKE HIS OR HER OWN DECISION AS TO WHETHER TO TENDER UNITS AND, IF SO, HOW MANY UNITS TO TENDER. THE OFFEROR HAS BEEN ADVISED THAT NO DIRECTOR OR EXECUTIVE OFFICER OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES INTENDS TO TENDER UNITS PURSUANT TO THE OFFER.

     As of September 30, 1997, the Partnership had issued and outstanding 29,354 Units. As of September 30, 1997, there were approximately 2,177 Limited Partners. The Units are not currently registered for trading on any exchange.

     SPECIAL FACTORS

1.   PURPOSE OF THE OFFER

     The Offeror is making the Offer because it believes that the purchase of the Units at this time pursuant to the Offer is economically attractive to the Offeror, and at the same time Limited Partners who require or desire liquidity are being afforded the opportunity to receive cash for their Units. Each Limited Partner has the opportunity to make an individual decision on whether or not to tender Units pursuant to the Offer.

     Following the consummation of the Offer, except as discussed below, it is expected that the business and operations of the Partnership will be continued by the Partnership substantially as they are currently being conducted. The Partnership has informed the Offeror that, except as discussed below, it has no plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Partnership or the disposition of securities of the Partnership; (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership; (d) any change in the present management of the Partnership; (e) any material change in the present distribution policy or capitalization or indebtedness of the Partnership; or (f) any other material change in the Partnership's structure or business. Except as discussed below, the Offeror has no plans or proposals which relate to or would result in: (a) the acquisition by any person of additional securities of the Partnership or the disposition of securities of the Partnership; (b) an extraordinary transaction, such as a merger, reorganization or liquidation, involving the Partnership; (c) a sale or transfer of a material amount of assets of the Partnership; (d) any change in the present management of the Partnership; (e) any material change in the present distribution policy or capitalization or indebtedness of the Partnership; or (f) any other material change in the Partnership's structure or business. An affiliate of the Offeror (and the Partnership) is considering an initial public offering of the affiliate's securities, and the affiliate may wish to acquire all or part of the Partnership and/or all or part of its assets, subsequent to the affiliate's initial public offering. However, there can be no assurance that any such initial public offer will occur and there can be no assurance that such affiliate will attempt to acquire any portion of the Partnership or its assets. Additionally, the Partnership is considering other possible sales or dispositions of the Partnership's properties.

     The Offeror's purchase of Units pursuant to the Offer will reduce the number of Limited Partners and the number of Units that might otherwise trade, and depending on the number of Units so purchased, could adversely affect the liquidity and market value of the remaining Units held by the public, although there is currently no established trading market for the Units.

     The Units are currently registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Registration of the Units under the Exchange Act may be terminated upon application of the Partnership to the Securities and Exchange Commission (the "Commission") if the Units are held by fewer than 300 Limited Partners. It is possible that the number of Limited Partners will be reduced below 300 by reason of the Offer and termination of registration of the Units under the Exchange Act would substantially reduce the information required to be furnished by the Partnership to holders of the Units and would make certain provisions of the Exchange Act, such as the requirements of Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable in respect of the Partnership.

     The Partnership has paid no dividends with respect to the Units since January 1, 1992 and there are currently no plans to pay any dividends with respect to the Units. Neither the Partnership nor the Offeror has made any public offering of Units since January 1, 1994 nor has either the Partnership or the Offeror purchased any Units since January 1, 1995.

     Following the expiration of the Offer, the Offeror may, in its sole discretion, determine to purchase any remaining Units through privately negotiated transactions, open market purchases or otherwise, on such terms and at such prices as the Offeror may determine from time to time, the terms of which purchases or offers could differ from those of the Offer, except that the Offeror will not make any such purchases of Units until the expiration of at least ten business days after the termination of the Offer. Any possible future purchases of Units by the Offeror will depend on many factors.

     Purchases of Units by the Offeror will, in addition to the effects described above, have the effect of increasing the Offeror's interest in the Partnership's net book value and net earnings.


2.   CERTAIN FEDERAL INCOME TAX CONSEQUENCES.

     The sale of Units by a Limited Partner pursuant to the Offer will be treated for federal income tax purposes as a taxable sale of such tendered Units. However, the specific federal income tax consequences to a Limited Partner resulting from a sale of Units will depend on a number of factors related to such Limited Partner's individual tax situation, including such Limited Partner's adjusted basis in his or her Units, whether such Limited
Partner is subject to the limitation on utilization of "passive activity losses," whether such Limited Partner has suspended "passive activity losses" attributable to his or her ownership of Units, whether such Limited Partner disposes of all of his or her Units pursuant to the Offer (which would generally allow such Limited Partner to utilize in the year of sale any suspended "passive activity losses" attributable to his or her ownership of Units) and whether such Limited Partner would be able to utilize currently any capital losses resulting from the sale of such Units pursuant to the Offer. The Company expects that a Limited Partner who acquired his or her Units in the original offering and who sells Units pursuant to the Offer will generally recognize an ordinary loss of approximately $13 per Unit attributable to Partnership operations for 1997 through the estimated date of sale and a capital loss attributable to the sale of his or her Units equal to the sum of (i) approximately $27 per Unit and (ii) such Limited Partner's distributive share per Unit of syndication expenses of the Partnership (generally costs incurred by Partnership's in connection with the sale of Units in the original offering). Although the Partnership was unable to claim syndication expenses as a deductible expense for federal income tax purposes, each Limited Partner who acquired his or her Units in the original offering continues to have his or her share of such expenses reflected in the adjusted basis of his or her Units. The federal income tax impact could be significantly different, however, for a Limited Partner who acquired his or her Units after the original offering. To the extent that a Limited Partner who is subject to the "passive activity loss" restrictions has not previously utilized such losses to offset passive activity income from other sources (and sells all of his or her Units), such suspended losses will generally become available to such Limited Partner in the year of sale. Any capital loss recognized by a Limited Partner from the sale of Units may be applied to offset capital gains from other sources. In addition, capital losses in excess of capital gains may be used to offset up to $3,000 of ordinary income in any taxable year ($1,500 for a married individual filing a separate return). Any capital losses that are not used currently may be carried forward and used in subsequent years (subject to the same limitations).


     THE FOREGOING TAX DISCUSSION IS INTENDED FOR GENERAL INFORMATIONAL PURPOSES ONLY. THE TAX CONSEQUENCES OF A SALE PURSUANT TO THE OFFER MAY VARY DEPENDING UPON, AMONG OTHER THINGS, THE PARTICULAR TAX CIRCUMSTANCES OF THE TENDERING LIMITED PARTNER. NO INFORMATION IS PROVIDED HEREIN AS TO THE STATE, LOCAL OR FOREIGN TAX CONSEQUENCES OF A SALE OF UNITS PURSUANT TO THE OFFER. EACH LIMITED PARTNER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISER TO DETERMINE THE PARTICULAR FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF A SALE OF UNITS PURSUANT TO THE OFFER.


3. FAIRNESS OF THE TRANSACTION; REPORTS, OPINIONS, APPRAISALS AND CERTAIN NEGOTIATIONS; NO APPROVALS REQUIRED; NO APPRAISAL RIGHTS

     The Offeror reasonably believes that the terms of the Offer are fair to unaffiliated Limited Partners for the following reasons: (i) the Purchase Price reflects an approximately 10% premium over the most recently reported third party trading price of the Units and the trading price trend of the Units,<F1> and (ii) the Partnership is not currently making any distributions and the Offer provides a mechanism whereby Limited Partners who desire liquidity are being afforded the opportunity to receive cash for their Units. Although the Purchase Price is less than $55.97, the per Unit partners' equity stated in the Partnership's 10-Q for the quarter ended June 30, 1997, the Offeror believes that the Purchase Price accurately reflects a premium over the actual going concern value and the liquidation value of the Partnership. However, since January 1, 1995, the Offeror has not sought or obtained any report, appraisal or opinion with respect to the value of the Units and neither the Partnership nor is the Offeror aware of any such report, appraisal or opinion that may have prepared by any other person. Additionally, neither the Partnership nor is the Offeror aware of any other firm offers made by any person unaffiliated with the Partnership during the preceding eighteen months (i) for the merger or

___________________

<F1>Determined on the basis of the trades  reported in THE PARTNERSHIP SPECTRUM, as discussed in more detail in Section 9 below.

consolidation of the Partnership with such person, (ii) for the sale or other transfer of all or any substantial part of the assets of the Partnership or
(iii) for Units which would enable the holder of the Units to exercise control of the Partnership.

     The Offeror understands that an offer was made by KM Investments, LLC. on September 23, 1997 to purchase up to 4.9% of the outstanding Units at a price of $21.00 per Unit, reduced, however, by the amount of any transfer fees imposed in connection with the transfer of Units. The Offeror, as part of the Offer, will be responsible for the payment of any registration and transfer fees or taxes.

     The Offeror is not aware of any license or regulatory permit that appears to be material to the Partnership's business that might be adversely affected by its acquisition of Units as contemplated in the Offer or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign, that would be required for the Offeror's acquisition or ownership of Units pursuant to the Offer. Should any such approval or other action be required, the Offeror currently contemplates that it will seek such approval or other action.

     There is no vote of Limited Partners required in connection with the Offer and there are no appraisal rights available to Limited Partners in connection with the Offer. The General Partner of the Partnership has informed the Offeror that the Partnership has not retained, and does not intend to retain, an unaffiliated representative to act solely on behalf of unaffiliated Limited Partners or to prepare a report or an opinion with respect to the fairness of the Offer.


4.   NUMBER OF UNITS; EXPIRATION DATE; EXTENSION OF THE OFFER

     On the terms and subject to the conditions described herein and in the Letter of Transmittal, the Offeror will purchase any and all Units that are validly tendered on or prior to the Expiration Date (and not properly withdrawn in accordance with Section 6) at the Purchase Price. The later of 5:00 p.m., Pacific time, on Monday, November 17, 1997, or the latest time and date to which the Offer is extended, is referred to herein as the "Expiration Date." The Offer is not conditioned on any minimum number of Shares being tendered.

     If (i) the Offeror increases or decreases the price to be paid for Units or decreases the number of Units being sought and (ii) the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such increase or decrease is first published, sent or given in the manner described in Section 14, the Offer will be extended until the expiration of ten business days from the date of publication of such notice.

     The Offeror also expressly reserves the right, in its sole discretion, at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Partnership and making a public announcement thereof. See Section 14. There can be no assurance, however, that the Offeror will exercise its right to extend the Offer.

     For purposes of the Offer, a "business day" means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 midnight, New York City time.

     Copies of this Offer to Purchase and the Letter of Transmittal are being mailed to Limited Partners.


5.   PROCEDURE FOR TENDERING UNITS.

     PROPER TENDER OF UNITS. To tender Units validly pursuant to the Offer, a properly completed and duly executed Letter of Transmittal or photocopy thereof, together with any required signature guarantees and any other documents required by the Letter of Transmittal, must be received by the Partnership at the address set forth in the "Introduction" of this Offer to Purchase.

     FEDERAL BACKUP WITHHOLDING. TO AVOID FEDERAL INCOME TAX BACKUP WITHHOLDING EQUAL TO 31% OF THE GROSS PAYMENTS MADE PURSUANT TO THE OFFER, EACH TENDERING LIMITED PARTNER MUST NOTIFY THE PARTNERSHIP OF SUCH LIMITED PARTNER'S CORRECT TAXPAYER IDENTIFICATION NUMBER AND PROVIDE CERTAIN OTHER INFORMATION BY PROPERLY COMPLETING THE SUBSTITUTE FORM W-9 INCLUDED IN THE LETTER OF TRANSMITTAL. FOREIGN LIMITED PARTNERS MAY BE REQUIRED TO SUBMIT A PROPERLY COMPLETED FORM W-8, CERTIFYING NON-UNITED STATES STATUS, IN ORDER TO AVOID BACKUP WITHHOLDING. IN ADDITION, FOREIGN STOCKHOLDERS MAY BE SUBJECT TO 30% (OR LOWER TREATY RATE) WITHHOLDING ON GROSS PAYMENTS RECEIVED PURSUANT TO THE OFFER. FOR A DISCUSSION OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES TO TENDERING LIMITED PARTNERS, SEE
SECTION 2. EACH LIMITED PARTNER IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER.

     DETERMINATIONS OF VALIDITY. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance for payment of any tender of Units will be determined by the Offeror, in its sole discretion, and its determination shall be final and binding. The Offeror reserves the absolute right to reject any or all tenders of Units that it determines are not in proper form or the acceptance for payment of or payment for Units that may, in the opinion of the Offeror's counsel, be unlawful. The Offeror also reserves the absolute right to waive any defect or irregularity in any tender of Units. Neither the Offeror, the Partnership, or any other person will be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice.

     RULE 14E-4. It is a violation of Rule 14e-4 promulgated under the Exchange Act for a person to tender Units for his or her own account unless the person so tendering (i) has a net long position equal to or greater than the amount of Units tendered and (ii) will cause such Units to be delivered in accordance with the terms of the Offer. The tender of Units pursuant to the procedures described above will constitute the tendering Limited Partner's representation and warranty that (i) such Limited Partner has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Exchange Act, and (ii) the tender of such Units complies with Rule 14e-4. The Offeror's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the tendering Limited Partner and the Offeror on the terms and subject to the conditions of the Offer.


6.   WITHDRAWAL RIGHTS

     Tenders of Units made pursuant to the Offer may be withdrawn at any time prior to the Expiration Date. Thereafter, such tenders are irrevocable, except that they may be withdrawn after November 17, 1997, unless theretofore accepted for payment as provided in this Offer to Purchase. If the Offeror extends the period of time during which the Offer is open, is delayed in accepting for payment or paying for Units or is unable to accept for payment or pay for Units pursuant to the Offer for any reason, then, without prejudice to the Offeror's rights under the Offer, the Partnership may, on behalf of the Offeror, retain all Units tendered, and such Units may not be withdrawn except as otherwise provided in this Section 6, subject to Rule 14e-1(c) under the Exchange Act, which provides that the person making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer.

     To be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Partnership at its address set forth in this Offer to Purchase and must specify the name of the person who tendered the Units to be withdrawn and the number of Units to be withdrawn. Withdrawals may not be rescinded, and Units withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. However, withdrawn Units may be retendered by again following the procedures described in Section 5 at any time prior to the Expiration Date.

     All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by the Offeror, in its sole discretion, which determination shall be final and binding. Neither of the Offeror, the Partnership, nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.


7.   PAYMENT OF PURCHASE PRICE.

     On the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any extension or amendment), the Offeror will accept for payment, and will pay for, Units validly tendered and not withdrawn in accordance with the Offer, as promptly as practicable following the Expiration Date. In all cases, payment for Units purchased pursuant to the Offer will be made only after timely receipt by the Partnership of a properly completed and duly executed Letter of Transmittal and any other documents required by the Letter of Transmittal.

     For purposes of the Offer, the Offeror shall be deemed to have accepted for payment (and thereby purchased) tendered Units when, as and if the Offeror gives oral or written notice to the Partnership of the Offeror's acceptance for payment of such Units pursuant to the Offer. On the terms and subject to the conditions of the Offer, payment for Units purchased pursuant to the Offer will in all cases be made by deposit of the Purchase Price with the Partnership, which will act as agent for the tendering Limited Partners for the purpose of receiving payment from the Offeror and transmitting payment to tendering Limited Partners. Under no circumstances will interest be paid on the Purchase Price by reason of any delay in making such payment.

     If any tendered Units are not accepted for payment pursuant to the terms and conditions of the Offer, the Letter of Transmittal with respect to such Units not purchased will be destroyed by the Partnership. If, for any reason whatsoever, acceptance for payment of, or payment for, any Units tendered pursuant to the Offer is delayed or the Offeror is unable to accept for payment, purchase or pay for Units tendered pursuant to the Offer, then, without prejudice to the Offeror's rights under the Offer (but subject to compliance with Rule 14e-1(c) under the Exchange Act), the Partnership may, nevertheless, on behalf of the Offeror, retain tendered Units, subject to any limitations of applicable law, and such Units may not be withdrawn, except to the extent that the tendering Limited Partners are entitled to withdrawal rights as described in the Offer.

     If, prior to the Expiration Date, the Offeror shall increase the consideration offered to Limited Partners pursuant to the Offer, such increased consideration shall be paid for all Units accepted for payment pursuant to the Offer, whether or not such Units were tendered prior to such increase.

     The Offeror reserves the right to transfer or assign, at any time and from time to time, in whole or in part, to one or more affiliates, the right to purchase Units tendered pursuant to the Offer, but no such transfer or assignment will relieve the Offeror of its obligations under the Offer or prejudice the rights of tendering Limited Partners to receive payments for Units validly tendered and accepted for payment pursuant to the Offer.


8.   CERTAIN CONDITIONS OF THE OFFER

     Notwithstanding any other provisions of the Offer, the Offeror will not be required to accept for payment or pay for any Units tendered, and may terminate or amend the Offer or may postpone (subject to the requirements of the Exchange Act for prompt payment for or return of Units) the acceptance for payment of or payment for Units tendered, if at any time on or after October 17, 1997, and before acceptance for payment of or payment for any such Units, any of the following events shall have occurred (or shall have been determined by the Offeror in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Offeror):

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges or seeks to challenge the acquisition of Units pursuant to the Offer or otherwise in any manner relates to or affects the Offer or
     (ii) in the sole judgment of the Offeror, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the contemplated benefits of the Offer to the Offeror;

          (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any legislative body, court, authority, agency or tribunal which, in the Offeror's sole judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Offeror, or render the Offeror unable, to accept for payment or pay for some or all of the Units,
     (iii) imposes or seeks to impose limitations on the ability of the Offeror to acquire or hold or to exercise full rights of ownership of the Units,
     (iv) materially impair the contemplated benefits of the Offer to the Offeror or (v) materially affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;

          (c) it shall have been publicly disclosed or the Offeror shall have learned that any person or "group" (within the meaning of Section 13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Units;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the general level of market prices of equity securities in the United States or abroad, (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on the Partnership's business, condition (financial or other), income, operations or prospects, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the Offeror's sole judgment, might affect, the extension of credit by lending institutions in the United States, (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Offeror's sole judgment, a material acceleration or worsening thereof;

          (e) a tender or exchange offer with respect to some or all of the Units (other than the Offer) or a merger, acquisition or other business combination proposal for the Partnership, shall have been proposed, announced or made;

          (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Offeror result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Partnership; or materially impair the contemplated benefits of the Offer;

          (g) there shall have occurred any decline in the S&P Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on October 16, 1997; or

          (h)  the  Offeror   shall  not  have  received  the  approval  of  the
     Partnership to the assignment to the Offeror of the Units tendered pursuant to the Offer;

and, in the sole judgment of the Offeror, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment.

     Any of the foregoing conditions may be waived by the Offeror, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Offeror at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Offeror concerning the events described above will be final and binding on all parties.


9.   PRICE RANGE OF UNITS; DISTRIBUTIONS; TRADING VOLUME

     The Units are not listed on any national securities exchange or quoted in the over-the-counter market, and there is no established public trading market for the Units. Secondary sales activity for the Units has been extremely limited and sporadic. The Partnership monitors transfers of the Units because the admission of the transferee as a substitute limited partner requires the consent of the General Partner under the Partnership Agreement. However, neither the Partnership nor the Offeror has information regarding the prices at which all secondary sales transactions in the Units have been effectuated. Various organizations offer to purchase and sell limited partnership interests (such as the Units) in secondary sales transactions. Various publications such as The Partnership Spectrum summarize and report information (on a monthly, bimonthly or less frequent basis) regarding secondary sales transactions in limited partnership interests (including the Units), including the prices at which such secondary sales transactions are effectuated.

     The Offeror has been informed that the Partnership estimates, based solely on the transfer records of the Partnership, that the number of Units transferred in sales transactions (I.E., excluding transactions believed to be between related parties, family members or the same beneficial owner) was as follows:

                           Number of Total          Percentage of           Number of
     YEAR                 UNITS TRANSFERRED       UNITS OUTSTANDING       TRANSACTIONS
     ----                 -----------------       -----------------       ------------

     1995                        272                    0.93%                  4
     1996                        926                    3.15%                 39
     1997 (through               407                    1.39%                 53
     September 30)


     The information set forth below is extracted from sections of the September/October 1996, November/December, 1996, January/February, 1997, March/April, 1997, May/June, 1007 and July/August, 1997 issues of The Partnership Spectrum (the "Partnership Spectrum") captioned "Secondary Spectrum." The Partnership Spectrum, a periodical published by Partnership Profiles, Inc., summarizes secondary market prices for public limited partnerships based on actual transactions during the reporting periods listed on the tables below. The following secondary-market firms provided high and low price data to The Partnership Spectrum for some or all of the reporting periods:
American Partnership Services - (800) 736-9797/(801) 756-1166, Chicago Partnership Board - (800) 272-6273/(312) 332-4100, Cuyler & Associates - (800)
274-9991/(602)  596-0120, DCC Securities - (800) 945-0440/(212)  370-1090, Fox &
Henry/Secondary Income Funds (800) 578-6289/(708) 325-4445, Frain Asset Management - (800) 654-6110, Laidlaw Equities, Inc.. - (212) 628-3174,
MacKenzie-Patterson Securities - (800) 854-8357/(510) 631-9100, Nationwide Partnership Marketplace - (800) 969-8996/(415) 456-8825, Pacific Partnership Group - (800) 727-7244/(602) 957-3050, Partnership Service Network - (800)
483-0776/(818)  591-3707,  Raymond  James &  Associates  - (800)  248-8863/(813)
573-3800 and Securities Service Network. - (800) 700-7998/(407) 496-5387.

IN EVALUATING WHETHER OR NOT TO TENDER THEIR UNITS IN THE OFFER, LIMITED PARTNERS MAY WISH TO CONTACT THESE FIRMS OR OTHER FIRMS INVOLVED IN SECONDARY SALES OF INTERESTS IN LIMITED PARTNERSHIPS.

     The information regarding sale transactions in Units from the Partnership Spectrum is as follows:


      REPORTING PERIOD          PER UNIT TRANSACTION PRICE          NO. OF UNITS
      ----------------          --------------------------          ------------

    September/October 1996               $35.00                         80

    November/December 1996               $56.00                         25

    January/February 1997                  N/A                         None

       March/April 1997                    N/A                         None

        May/June 1997                      N/A                         None

       July/August 1997                    N/A                         None


     The information from The Partnership Spectrum contained above is provided without verification by the Offeror and is subject to the following qualifications in The Partnership Spectrum: "Limited partnership investments are generally illiquid, long-term investments. Sellers of such investments are often considered distressed for various reasons and find it necessary to accepted discounted sales prices. As a result, the above price information may not reflect the intrinsic valued of a limited partnership interest. In some cases, discounts from original purchase prices result from a partnership having already liquidated, financed or refinanced a portion of its investment portfolio." Transaction data has been provided by the firms listed above and has not been verified by The Partnership Spectrum.


10.  CERTAIN INFORMATION CONCERNING THE OFFEROR

     John N. Galardi, the Offeror, is the owner of 50% of the outstanding capital and voting stock and a director of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary. The Offeror is the Chairman and founder of Galardi Group, Inc., a privately held operation encompassing more than 500 restaurants, including Wienershcnitzel, the largest privately held hot dog chain in the United States. The Offeror's business address is 4440 Von Karman, Suite 200, Newport Beach, California 92660. During the past five years, the Offeror has also served on the board of directors of American Franchise Group located in Fort Lauderdale, Florida. The Offeror is a citizen of the United States.


     During the past five years, the Offeror has not been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors), nor has the Offeror been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction and as a result of such proceeding was or is subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws.


11.  SOURCE AND AMOUNT OF FUNDS

     Assuming that the Offeror purchases 20,000 Units pursuant to the Offer at the Purchase Price, the total amount required by the Offeror to purchase such Units will be approximately $550,000, exclusive of fees and other expenses. The source of these funds will be the Offeror's personal funds.


12. PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS; TRANSACTIONS AND AGREEMENTS CONCERNING THE UNITS.

     The Offeror has not been a party to any contract, transaction or negotiation since January 1, 1995 with the Partnership where the aggregate amount of such transaction was not less than 1% of the Partnership's consolidated revenues. Except as disclosed herein in connection with the Offer, the Offeror has not been a party to contacts, negotiations or transactions with the Partnership concerning a merger, consolidation or acquisition of the Partnership; a tender offer or acquisition of securities of the Partnership, an election of a new general partner of the Partnership, or a sale or other transfer of a material amount of assets of the Partnership. Additionally, the Offeror is not a party to any contract, arrangement, understanding or relationship, directly or indirectly, with any other person with respect to any securities of the Partnership, has not been a party to any contract, transaction or negotiation with any person with respect to the Units, including any contract, arrangement, understanding or relationship concerning the transfer or the voting of any Units, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations and is not aware of any contacts or negotiations between the Partnership and any of its affiliates, or between the Partnership (including its affiliates) and any person not affiliated with the Partnership concerning a merger, consolidation or acquisition of the Partnership; a tender offer or acquisition of securities of the Partnership, an election of a new general partner of the Partnership, or a sale or other transfer of a material amount of assets of the Partnership.

     Schedule A hereto sets forth the number of Units purchased by the Offeror or other affiliates of the Partnership (including the directors of the General Partner) since January 1, 1995, the range of prices paid for such Units and the average purchase price paid for each quarterly period since January 1, 1995.


13.  INTEREST IN UNITS

     The Offeror beneficially owns no Units. Except as disclosed in Schedule A, neither the Partnership, the Offeror nor any person affiliated with either the Partnership or the Offeror has engaged in any transactions with respect to the Units within the 60 days immediately preceding the date of the Offer.


14.  EXTENSION OF TENDER PERIOD; TERMINATION; AMENDMENTS.

     The Offeror expressly reserves the right, in its sole discretion and at any time or from time to time, to extend the period of time during which the Offer is open by giving oral or written notice of such extension to the Partnership. There can be no assurance, however, that the Offeror will exercise its right to extend the Offer. During any such extension, all Units previously tendered will remain subject to the Offer, except to the extent that such Units may be withdrawn as set forth in Section 7. The Offeror also expressly reserves the right, in its sole discretion, (i) to terminate the Offer and not accept for payment any Units not theretofore accepted for payment or, subject to Rule 14e-1(c) under the Exchange Act, which requires the Offeror either to pay the consideration offered or to return the Units tendered promptly after the termination or withdrawal of the Offer, to postpone payment for Units upon the occurrence of any of the conditions specified in Section 9 hereof by giving oral or written notice of such termination to the Partnership and making a public announcement thereof and (ii) at any time or from time to time, to amend the Offer in any respect. Amendments to the Offer may be effected by public announcement. Without limiting the manner in which the Offeror may choose to make public announcement of any termination or amendment, the Offeror shall have no obligation (except as otherwise required by applicable law) to publish, advertise or otherwise communicate any such public announcement, other than by making a release to the Dow Jones News Service, except in the case of an announcement of an extension of the Offer, in which case the Offeror shall have no obligation to publish, advertise or otherwise communicate such announcement other than by issuing a notice of such extension by press release or other public announcement, which notice shall be issued no later than 9:00 a.m., Pacific time, on the next business day after the previously scheduled Expiration

Date. Material changes to information previously provided to Limited Partners in this Offer or in documents furnished subsequent thereto will be disseminated to Limited Partners in compliance with Rule 14d-6(d) promulgated under the Exchange Act.

     If the Offeror materially changes the terms of the Offer or the information concerning the Offer, or if it waives a material condition of the Offer, the Offeror will extend the Offer to the extent required by Rules 14d-6(d) and Rule 14e-1(a) under the Exchange Act. Those rules require that the minimum period during which an offer must remain open following material changes in the terms of the offer or information concerning the offer (other than a change in price, change in dealer's soliciting fee or change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. In a published release, the Commission has stated that in its view, an offer should remain open for a minimum of five business days from the date that notice of such a material change is first published, sent or given. The Offer will continue or be extended for at least ten business days from the time the Offeror publishes, sends or gives to holders of Units a notice that it will (a) increase or decrease the price it will pay for Units or
(b) decrease the number of Units it seeks.


15.  PERSONS RETAINED; FEES AND EXPENSES.

     The Offeror has retained the Partnership to act as the tender agent as in connection with the Offer. The Partnership will receive reasonable compensation for its services and will also be reimbursed for certain out-of-pocket expenses. The Offeror has agreed to indemnify the Partnership against certain liabilities, including certain liabilities under the federal securities laws, in connection with the Offer. The Partnership has not been retained to, and will not, make solicitations or recommendations in connection with the Offer.

     The Offeror does not otherwise intend to retain the services of any officer, employee or class of employees of the Partnership in connection with the Offer. Similarly, the Offeror does not intend to use any corporate asset of the Partnership in connection with the conduct or consummation of the Offer.

     The Offeror will not pay any solicitation fees to any broker, dealer, bank, trust Offeror or other person for any Units purchased in connection with the Offer. The Offeror will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

     The Offeror will pay all transfer fees or transfer taxes, if any, payable on account of the acquisition of the Units by the Offeror pursuant to the Offer.

     The expenses incurred, or estimated to be incurred, by the Offeror in connection with the Offer are set forth below. The Offeror will be responsible for paying all such expenses.


      Printing and Mailing Fees......................................   $  5,000
      Filing Fees....................................................        110
      Legal, Accounting and Miscellaneous............................      5,000

      Total.........................................................    $ 10,110


16.  MISCELLANEOUS.

     The Partnership is subject to the informational requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission relating to its business, financial condition and other matters. The Offeror has filed a Rule 13e-3 Transaction Statement on Schedule 13e-3 and a Transaction Statement on Tender Offer Statement on Schedule 14D-1 with the Commission, which includes certain additional information relating to the Offer. Such reports, as well as such other material, may be inspected and copies may be obtained at the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and should also be available for inspection and copying at the regional offices of the Commission located at 7 World Trade Center, 13th Floor, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail, upon payment of the Commission's customary fees, from the Commission's Public Reference Section at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other materials that are filed through the Commission's Electronic Data Gathering, Analysis, and Retrieval system. This Web site can be accessed at http://www.sec.gov. The Offeror's Schedule 13e-3 and Schedule 14D-1 may not be available at the Commission's regional offices.

     The Offer is being made to all Limited Partners. The Offeror is not aware of any state where the making of the Offer is prohibited by administrative or judicial action pursuant to a valid state statute. If the Offeror becomes aware of any valid state statute prohibiting the making of the Offer, the Offeror will make a good faith effort to comply with such statute. If, after such good faith effort, the Offeror cannot comply with such statute, the Offer will not be made to, nor will tenders be accepted from or on behalf of, holders of Units in such state.



October 17, 1997                            JOHN N. GALARDI

                                                                      SCHEDULE A



     Period              Number of Units Purchased by       Range of Prices     Average
                         Affiliates of the Partnership           Paid           Purchase
                                                                                 Price

1/1/95 to 3/31/95                   None                    N/A                 N/A

4/1/95 to 6/30/95                     78                    $10.00 per unit     $10.00

7/1/95 to 9/30/95                      4                    $10.00 per unit     $10.00

10/1/95 to 12/31/95                   50                    $20.00 per unit     $20.00

1/1/96 to 3/31/96                    292                    $10.00 to $25.00    $15.16
                                                            per unit

4/1/96 to 6/30/96                    130                    $10.00 to $15.00    $12.55
                                                            per unit

7/1/96 to 9/30/96                    160                    $10.00 per unit     $10.00

10/1/96 to 12/31/96                   84                    $20.00 per unit     $20.00

1/1/97 to 3/31/97                     54                    $20.00 per unit     $20.00

4/1/97 to 6/30/97                     50                    $20.00 per unit     $20.00

7/1/97 to present                    282                    $20.00 to $25.00    $23.81
                                                            per unit


                              LETTER OF TRANSMITTAL


                      TO PURCHASE LIMITED PARTNERSHIP UNITS
                                       OF
                        SIERRA PACIFIC DEVELOPMENT FUND,
                        A CALIFORNIA LIMITED PARTNERSHIP

                   TENDERED PURSUANT TO THE OFFER TO PURCHASE
                             DATED OCTOBER 17, 1997
                               OF JOHN N. GALARDI

 ------------------------------------------------------------------------------
|           DESCRIPTION OF LIMITED PARTNERSHIP UNITS ("UNITS") TENDERED        |
|                                                                              |
|NAME(S) AND ADDRESS(ES) OF REGISTERED HOLDER(S)         UNITS TENDERED        |
|                                                                              |
|                                                  __________________________* |
|                                                                              |
|                                            * Unless otherwise  indicated,  it|
|                                            will be  assumed  that  all  Units|
|                                            held by the registered  holder are|
|                                            being tendered. See Instruction 3.|
 ------------------------------------------------------------------------------


 ------------------------------------------------------------------------------
| THE OFFER AND WITHDRAWAL  RIGHTS WILL EXPIRE AT 5:00 P.M.,  PACIFIC TIME, ON |
| MONDAY, NOVEMBER 17, 1997, UNLESS THE OFFER IS EXTENDED.                     |
 ------------------------------------------------------------------------------
            To: Sierra Pacific Development Fund (the "Partnership")


          BY MAIL:                          BY FACSIMILE TRANSMISSION:           BY HAND OR OVERNIGHT COURIER:

Sierra Pacific Development Fund          Sierra Pacific Development Fund        Sierra Pacific Development Fund
2424 S.E. Bristol Street, No. 200        Facsimile:    (714) 225-7570           2424 S.E. Bristol Street, Suite 200
Newport Beach, California  92660         Telephone:    (714) 225-7500           Newport Beach, California  92660

                                             CONFIRM BY TELEPHONE:
                                                (714) 225-7500

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE LISTED ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THE LETTER OF TRANSMITTAL IS COMPLETED.

Ladies and Gentlemen:

     The undersigned hereby tenders to John N. Galardi, an individual (the "Bidder"), the above-described Limited Partnership Units (the "Units") for Sierra Pacific Development Fund (the "Partnership") pursuant to the Bidder's offer to purchase at a price per Unit of $27.50, net to the seller in cash, on the terms and subject to the conditions set forth in the Offer to Purchase, dated October 17, 1997 (the "Offer to Purchase"), receipt of which is hereby acknowledged, and in this Letter of Transmittal (which together constitute the "Offer").

     Subject to, and effective upon, acceptance for payment of and payment for the Units tendered herewith in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the undersigned hereby sells, assigns and transfers to, or upon the order of, the Bidder all right, title and interest in and to all the Units that are being tendered hereby (and any and all other Units or other securities issued or issuable in respect thereof on or after October 17, 1997 (collectively, "Distributions")) and constitutes and appoints the Partnership the true and lawful agent and attorney-in-fact of the undersigned with respect to such Units and all Distributions, with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (a) transfer ownership of such Units and all Distributions to or upon the order of the Bidder, (b) present such Units and all Distributions for registration and transfer on the books of the Partnership and (c) receive all benefits and otherwise exercise all rights of beneficial ownership of such Units and all Distributions, all in accordance with the terms of the Offer.

     The undersigned hereby represents and warrants that the undersigned (i) has received and reviewed the Offer to Purchase and (ii) has full power and authority to tender, sell, assign and transfer the Units tendered hereby and all Distributions and that, when and to the extent the same are accepted for payment by the Bidder, the Bidder will acquire good, marketable and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Partnership or the Bidder to be necessary or desirable to complete the sale, assignment and transfer of the Units tendered hereby and all Distributions.

     The undersigned (i) has been advised that the Bidder is the owner of 50% of the outstanding capital and voting stock and a director of CGS Real Estate Company, Inc., of which S-P Properties, Inc., the General Partner of the Partnership, is a wholly-owned subsidiary, and that the General Partner of the Partnership makes no recommendation as to whether or not the undersigned should tender his or her Units in the Offer and (ii) has made his or her own decision to tender the Units.

     The undersigned understands that, notwithstanding any other provisions of the Offer and subject to the applicable rules of the Securities and Exchange Commission, the Bidder will not be required to accept for payment or pay for any Units tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of or payment for Units tendered, if at any time on or after October 17, 1997, and before acceptance for payment of or payment for any such Units, any of the following events shall have occurred (or shall have been determined by the Bidder in its sole judgment to have occurred) regardless of the circumstances giving rise thereto (including any action or omission to act by the Bidder):

          (a) there shall have been threatened, instituted or pending any action or proceeding by any government or governmental, regulatory or administrative agency or authority or tribunal or any other person, domestic or foreign, or before any court, authority, agency or tribunal that (i) challenges or seeks to challenge the acquisition of Units pursuant to the Offer or otherwise in any manner relates to or affects the Offer or (ii) in the sole judgment of the Bidder, could materially and adversely affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership or materially impair the contemplated benefits of the Offer to the Bidder;

          (b) there shall have been any action threatened, pending or taken, or approval withheld, withdrawn or abrogated or any statute, rule, regulation, judgment, order or injunction threatened, proposed, sought, promulgated, enacted, entered, amended, enforced or deemed to be applicable to the Offer or the Partnership, by any legislative body, court, authority, agency or tribunal which, in the Bidder's sole judgment, would or might directly or indirectly (i) make the acceptance for payment of, or payment for, some or all of the Units illegal or otherwise restrict or prohibit consummation of the Offer, (ii) delay or restrict the ability of the Bidder, or render the Bidder unable, to accept for payment or pay for some or all of the Units, (iii) imposes or seeks to impose limitations on the ability of the Bidder to acquire or hold or to exercise full rights of ownership of the Units, (iv) materially impair the contemplated benefits of the Offer to the Bidder or
     (v) materially affect the business, condition (financial or other), income, operations or prospects of the Partnership, or otherwise materially impair in any way the contemplated future conduct of the business of the Partnership;

          (c) it shall have been publicly disclosed or the Bidder shall have learned that any person or "group" (within the meaning of Section
     13(d)(3) of the Exchange Act) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Units;

          (d) there shall have occurred (i) any general suspension of trading in, or limitation on prices for, securities on any national securities exchange or in the over-the-counter market, (ii) any significant decline in the general level of market prices of equity securities in the United States or abroad, (iii) any change in the general political, market, economic or financial condition in the United States or abroad that could have a material adverse effect on the Partnership's business, condition (financial or other), income, operations or prospects, (iv) the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States or any limitation on, or any event which, in the Bidder's sole judgment, might affect, the extension of credit by lending institutions in the United States, (v) the commencement of a war, armed hostilities or other international or national crisis directly or indirectly involving the United States or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, in the Bidder's sole judgment, a material acceleration or worsening thereof;

          (e) a tender or exchange offer with respect to some or all of the Units (other than the Offer) or a merger, acquisition or other business combination proposal for the Partnership, shall have been proposed, announced or made;

          (f) there shall have occurred any event or events that have resulted, or may in the sole judgment of the Bidder result, in an actual or threatened change in the business, condition (financial or other), income, operations, stock ownership or prospects of the Partnership; or materially impair the contemplated benefits of the Offer;

          (g) there shall have occurred any decline in the S&P Composite 500 Stock Index by an amount in excess of 15% measured from the close of business on October 16, 1997; or

          (h) the Offeror shall not have received the approval of the Partnership to the assignment to the Offeror of the Units tendered pursuant to the Offer;

     and, in the sole judgment of the Bidder, such event or events make it undesirable or inadvisable to proceed with the Offer or with such acceptance for payment or payment. Any of the foregoing conditions may be waived by the Bidder, in whole or in part, at any time and from time to time in its sole discretion. The failure by the Bidder at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Bidder concerning the events described above will be final and binding on all parties.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

     The undersigned understands that tenders of Units pursuant to any one of the procedures described in the Offer to Purchase and in the instructions hereto will constitute the undersigned's acceptance of the terms and conditions of the Offer, including the undersigned's representation and warranty that (i) the undersigned has a net long position in the Units being tendered within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, and (ii) the tender of such Units complies with Rule 14e-4. The Bidder's acceptance for payment of Units tendered pursuant to the Offer will constitute a binding agreement between the undersigned and the Bidder upon the terms and subject to the conditions of the Offer.

     Unless otherwise indicated under "Special Payment Instructions," please issue the check for the Purchase Price of any Units purchased in the name(s) of the undersigned. Similarly, unless otherwise indicated under "Special Delivery Instructions," please mail the check for the Purchase Price of any Units purchased to the undersigned at the address shown below the undersigned's signature(s). In the event that both "Special Payment Instructions" and "Special Delivery Instructions" are completed, please issue the check for the Purchase Price of any Units purchased and mail said check to the person(s) so indicated. The undersigned recognizes that the Bidder has no obligation, pursuant to the "Special Payment Instructions," to transfer any Units from the name of the registered holder(s) thereof if the Bidder does not accept for payment any of the Units so tendered.

 -----------------------------------       -----------------------------------
|   SPECIAL PAYMENT INSTRUCTIONS    |     |   SPECIAL DELIVERY INSTRUCTIONS   |
|   (SEE INSTRUCTIONS 4, 5 AND 6)   |     |    SEE INSTRUCTIONS 4, 5 AND 6)   |
|                                   |     |                                   |
|                                   |     |                                   |
| To be completed ONLY if the| | To be completed ONLY if the| |check for the Purchase Price of| |check for the Purchase Price of|
|Units purchased is to be issued in| |Units purchased is to be mailed to| |the name of someone other than the| |someone other than the undersigned|
|undersigned.                       |     |or to the undersigned at an address|
|                                   |     |undersigned'd signature(s).        |
|                                   |     |                                   |
|                                   |     |                                   |
|Issue check to:                    |     |                                   |
|                                   |     |                                   |
|Name_______________________________|     |Mail check to:                     |
|                                   |     |                                   |
|    _______________________________|     |Name_______________________________|
|           (Please Print)          |     |                                   |
|                                   |     |    _______________________________|
|Address____________________________|     |             (Please Print)        |
|                                   |     |                                   |
|    _______________________________|     |Address____________________________|
|          (Include Zip Code)       |     |                                   |
|                                   |     |       ____________________________|
|    _______________________________|     |            (Include Zip Code)     |
|      (Taxpayer Identification or  |     |                                   |
|          Social Security No.)     |     |                                   |
 -----------------------------------       -----------------------------------

 ------------------------------------------------------------------------------
|                                   SIGN HERE                                  |
|                  (PLEASE COMPLETE SUBSTITUTE FORM W-9 BELOW)                 |
|                                                                              |
|                                                                              |
|  __________________________________________________________________________  |
|                       Signature(s) of Owner(s)                               |
|                                                                              |
|  __________________________________________________________________________  |
|                                                                              |
|Dated: _______________, 1997                                                  |
|                                                                              |
|Name(s)_____________________________________________________________________  |
|                                                                              |
|  __________________________________________________________________________  |
|                            (Please Print)                                    |
|                                                                              |
|Capacity (full title)________________________________________________________ |
|                                                                              |
|Address_____________________________________________________________________  |
|                                                                              |
|  __________________________________________________________________________  |
|                                                                              |
|  __________________________________________________________________________  |
|                          (Include Zip Code)                                  |
|                                                                              |
|Area Code and Telephone No._________________________________________________  |
|                                                                              |
|                                                                              |
|Must be signed by registered holder(s) exactly as name(s) appear(s) under | |registration above. If signature is by a trustee, executor, administrator, | |guardian, attorney-in-fact, officer of a corporation or other person acting | |in a fiduciary or representative capacity, please set forth full title and see|
|Instruction 4.)                                                               |
 ------------------------------------------------------------------------------

                                  INSTRUCTIONS

     FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF LETTER OF TRANSMITTAL AND UNITS. A properly completed and duly executed Letter of Transmittal (or facsimile thereof) and any other documents required by this Letter of Transmittal, must be received by the Partnership at its addresses set forth on the front page of this Letter of Transmittal on or prior to the Expiration Date (as defined in the Offer to Purchase).

     THE METHOD OF DELIVERY OF UNITS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING STOCKHOLDER.

     No alternative, conditional or contingent tenders will be accepted. By executing this Letter of Transmittal (or a facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Units.

     2. INADEQUATE SPACE. If the space provided herein is inadequate, the number of Units should be listed on a separate schedule attached hereto.

     3. PARTIAL TENDERS. If fewer than all the Units held by the registered holder are to be tendered, fill in the number of Units that are to be tendered in the box entitled "Number of Units Tendered." All Units held by a registered holder will be deemed to have been tendered unless otherwise indicted.

     4. SIGNATURES ON LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the registered holder(s) of the Units hereby, the signature(s) must correspond with the holder's registration.

     If any of the Units hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

     If any of the Units tendered hereby are registered in different names, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations.

        If this Letter of Transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Bidder of the authority of such person so to act must be submitted.

     5. STOCK TRANSFER TAXES. Except as set forth in this Instruction 5, the Bidder will pay or cause to be paid any stock transfer taxes with respect to the sale and transfer of any Units to it or its order pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or Units not tendered or not purchased are to be registered in the name of, any person other than the registered holder(s), or if tendered Units are registered in the name of any person other than the person(s) signing this Letter of

Transmittal, the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) payable on account of the transfer to such person will be deducted from the Purchase Price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted.

     6. SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS. If the check for the Purchase Price of any Units purchased is to be issued in the name of, and /or any Units not tendered or not purchased are to be returned to, a person other than the person(s) signing this Letter of Transmittal or if the check is to be mailed to someone other than the person(s) signing this Letter of Transmittal or to an address other than that shown below the signature of the person(s) signing this Letter of Transmittal, then the boxes captioned "Special Payment Instructions" and/or "Special Delivery Instructions" on this Letter of Transmittal should be completed.

     7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance should be directed to the Bidder at the telephone number and address provided in the Offer to Purchase. Requests for additional copies of the Offer to Purchase, this Letter of Transmittal or other tender offer materials should also be directed to the Bidder and such copies will be furnished promptly at the Bidder's expense.

     8. IRREGULARITIES. All questions as to the Purchase Price, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of Units will be determined by the Bidder, in its sole discretion, and its determination shall be final and binding. The Bidder reserves the absolute right to reject any or all tenders of Units that it determines are not in proper form or the acceptance for payment of or payment for Units that may, in the opinion of the Bidder's counsel, be unlawful. The Bidder also reserves the absolute right to waive any of the conditions to the Offer or any defect or irregularity in any tender of Units and the Bidder's interpretation of the terms and conditions of the Offer (including these instructions) shall be final and binding. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Bidder shall determine. None of the Bidder, the Partnership or any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall any of them incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

     9. IMPORTANT TAX INFORMATION

     Under federal income tax law, a stockholder whose tendered Units are accepted for payment is required to provide the Partnership (as payer) with either such stockholder's correct TIN on Substitute Form W-9 below or in the case of certain foreign stockholders, a properly completed Form W-8. If such stockholder is an individual, the TIN is his or her social security number. For businesses and other entities, the number is the employer identification number. If the Partnership is not provided with the correct TIN or properly completed Form W-8, the stockholder may be subject to a $50 penalty imposed by the Internal Revenue Service. In addition, payments that are made to such stockholder with respect to Units purchased pursuant to the Offer may be subject to backup withholding. The Form W-8 can be obtained from the

Partnership. See the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional instructions.

     If federal income tax backup withholding applies, the Partnership is required to withhold 31% of any payments made to the stockholder. Backup withholding is not an additional tax. Rather, the federal income tax liability of persons subject to federal income tax backup withholding will be reduced by the amount of the tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained.

     PURPOSE OF SUBSTITUTE FORM W-9 AND FORM W-8

     To avoid backup withholding on payments that are made to a stockholder with respect to Units purchased pursuant to the Offer, the stockholder is required to notify the Partnership of his or her correct TIN by completing the Substitute Form W-9 attached hereto certifying that the TIN provided on Substitute Form W-9 is correct and that (1) the stockholder has not been notified by the Internal Revenue Service that he or she is subject to federal income tax backup withholding as a result of failure to report all interest or dividends or (2) the Internal Revenue Service has notified the stockholder that he or she is no longer subject to federal income tax backup withholding. Foreign stockholders must submit a properly completed Form W-8 in order to avoid the applicable backup withholding; PROVIDED, HOWEVER, that backup withholding will not apply to foreign stockholders subject to 30% (or lower treaty rate) withholding on gross payments received pursuant to the Offer.

     WHAT NUMBER TO GIVE THE PARTNERSHIP

     The stockholder is required to give the Partnership the social security number or employer identification number of the registered owner of the Units. If the Units are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional guidance on which number to report.

     10. IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE PARTNERSHIP ON OR PRIOR TO THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

 ------------------------------------------------------------------------------
|SUBSTITUTE               |PART 1-PLEASE PROVIDE     |TIN______________________|
|                         |YOUR TIN IN THE BOX AT    |   SOCIAL SECURITY NUMBER|
|FORM W-9                 |RIGHT AND CERTIFY BY      |        OR EMPLOYER      |
|                         |SIGNING AND DATING        |   IDENTIFICATION NUMBER |
|                         |BELOW.                    |                         |
|                         |--------------------------|-------------------------|
|DEPARTMENT OF THE        |NAME (PLEASE PRINT)       |        PART 2           |
|TREASURY                 |                          |                         |
|INTERNAL REVENUE SERVICE |                          |                         |
|                         |--------------------------|                         |
|                         |ADDRESS                   |        Awaiting         |
|PAYER'S REQUEST FOR      |                          |          TIN            |
|TAXPAYER                 |--------------------------|           _             |
|IDENTIFICATION NUMBER    |CITY     STATE    ZIP CODE|          |_|            |
|CERTIFICATION            |                          |                         |
|                         |                          |                         |
|                         |----------------------------------------------------|
|                         | Part  3--CERTIFICATION-UNDER   THE   PENALTIES  OF |
|                         | PERJURY, I CERTIFY  THAT (1) the  number  shown on |
|                         | this form is my  correct  taxpayer  identification |
|                         | number (or a TIN has not been  issued  to me but I |
|                         | have mailed or delivered an application to receive |
|                         | a TIN or intend to do so in the near future),(2) I |
|                         | am not subject to backup withholding either because|
|                         | I have not been  notified by the  Internal Revenue |
|                         | Service  (the  "IRS")  that I am subject to backup |
|                         | withholding as a result of a failure to report all |
|                         | interest or dividends  or the IRS has  notified me |
|                         | that I am no longer subject to backup  withholding |
|                         | and (3) all other information provided on this     |
|                         | form is true, correct and complete.                |
|                         |                                                    |
|                         | SIGNATURE_________________________________________ |
|                         | DATE_______________  You must  cross  out item (2) |
|                         | above if you  have  been notified  by the IRS that |
|                         | your are  currently subject to backup  withholding |
|                         | because of underreporting interest or dividends on |
|                         | your tax return.                                   |
 ------------------------------------------------------------------------------

NOTE:     FAILURE  TO  COMPLETE  AND  RETURN  THIS  FORM MAY  RESULT IN BACKUP
          WITHHOLDING OF 31% OF ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW THE ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS. YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART 2 OF THE SUBSTITUTE FORM W-9.

 ------------------------------------------------------------------------------
|            CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER            |
|                                                                              |
| I certify under penalties of perjury that a taxpayer identification number| | has not been issued to me and either (1) I have mailed or delivered an| | application to receive a taxpayer identification number to the appropriate| | Internal Revenue Service Center or Social Security Administration Office or| | (2) I intend to mail or deliver an application in the near future. I| | understand that if I do not provide a taxpayer identification number by the| | time of payment, 31% of all payments of the Purchase Price made to me|
| thereafter will be withheld until I provide a number.                        |
|                                                                              |
|Signature____________________________________   Date:___________________, 1997|
 ------------------------------------------------------------------------------

               Department of the Treasury Internal Revenue Service

         Instructions for the Requester of Form W-9 (Rev. December 1996)
          Request for Taxpayer Identification Number and Certification SECTION REFERENCES ARE TO THE INTERNAL REVENUE CODE UNLESS OTHERWISE NOTED.

These instructions supplement the instructions on the Form W-9 for the requester.

CHANGES TO NOTE

INDIVIDUAL TAXPAYER IDENTIFICATION NUMBER (ITIN).--Form W-9 (or an acceptable substitute) is used by persons required to file information returns with the IRS to get the payee's correct TIN. For individuals, the TIN is generally a social security number (SSN).

     However, in some cases, individuals who become U.S. resident aliens for tax purposes are not eligible to obtain an SSN. This includes certain resident aliens who must receive information returns but who cannot obtain an SSN.

     These individuals must apply for an ITIN on Form W-7, Application for IRS Individual Taxpayer Identification Number, unless they have an application pending for an SSN. Individuals who have an ITIN must provide it on Form W-9.

TIN APPLIED FOR (60 DAY RULE).--The instructions clarify that the 60-day exemption from backup withholding upon presentation of an awaiting-TIN certificate applies only to interest and dividend payments, and certain payments made with respect to readily tradable instruments. Other payments are subject to backup withholding.

SUBSTITUTE FORM W-9

You may develop and use your own Form W-9 (a substitute Form W-9) if its content is substantially similar to the IRS's official Form W-9 and it satisfies certain certification requirements.

     You may incorporate a substitute Form W-9 into other business forms you customarily use, such as account signature cards, provided the certifications that (1) the payee's TIN is correct and (2) the payee is not subject to backup withholding due to failure to report interest and dividend income, shown on the official Form W-9, are clearly set forth. You may not:

     1. Use a substitute Form W-9 that requires the payee, by signing, to agree to provisions unrelated to the required certifications.

     2. Imply that a payee may be subject to backup withholding unless the payee agrees to provisions on the substitute form that are unrelated to the required certifications.

     A substitute Form W-9 that contains a separate signature line just for the certifications satisfies the requirement that the certifications be clearly set forth.

     If a single signature line is used for the required certifications and other provisions, the certifications must be highlighted, boxed, printed in bold-face type, or presented in some other manner that causes the language to stand out from all other information contained on the substitute form. Additionally, the following statement must be presented in the same manner as in the preceding sentence and must appear immediately above the single signature line: "The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding."

     Generally, the rules concerning the signature on a substitute Form W-9 apply to those completed after 1996. However, the effective date is extended to July 1, 1997, if the payer:

* Must obtain the approval of a government authority for changes to the format of its substitute Form W-9, and

*    Applied for that approval by September 30, 1996, and

*    Thereafter actively pursues that approval.

     If you use a substitute form, the instructions do not have to be furnished to the payee. The payee only needs to be instructed orally or in writing to strike out the language of the certification that relates to payee underreporting, if the payee is subject to backup withholding due to notified payee underreporting. However, you are encouraged to provide instructions relevant to the account, especially if the payee requests them.

TIN APPLIED FOR

If the payee returns a properly completed Form W-9 with "Applied For" written in
Part I (i.e., an "awaiting TIN" certificate), the payee must give you a TIN within 60 calendar days to avoid backup withholding. You may use one of the following rules to backup withholding. You may use one of the following rules to backup withhold during this 60-day period on reportable interest or dividend payments and certain payments with respect to readily tradable instruments.

RESERVE RULE.--If a payee withdraws more than $500 at one time during the 60-day period, you must backup withhold on any reportable payments made during the period, unless the payee reserves 31% of all reportable payments made to the account during the period.

ALTERNATIVE RULE (OPTION 1).--You must backup withhold on any reportable payments if the payee makes a withdrawal from the account after the close of 7 business days after you receive the awaiting-TIN certificate. Treat as reportable payments all cash withdrawals in an amount up to the reportable payments made from the day after you receive the awaiting-TIN certificate to the day of withdrawal.

ALTERNATIVE RULE (OPTION 2).--You must backup withhold on any reportable payments made to the payee's account, regardless of whether the payee makes any withdrawals. Backup withholding under this option must begin no later than 7 business days after you receive the awaiting-TIN certificate.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

You are not required to backup withhold on any payments you make if the payee is:

     1. An organization exempt from tax under section 501(a), an IRA, or a custodial account under section 403(b)(7), if the account satisfies the requirements of section 401(f)(2).

     2. The United States or any of its agencies or instrumentalities.

     3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities.

     4. A foreign government or any of its political subdivisions, agencies, or instrumentalities.

     5.   An   international   organization   or   any  of   its   agencies   or
instrumentalities.

OTHER PAYEES THAT MAY BE EXEMPT FROM BACKUP WITHHOLDING INCLUDE:

     6. A corporation.

     7. A foreign central bank of issue.

     8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States.

     9. A futures commission merchant registered with the Commodity Futures Trading Commission.

     10. A real estate investment trust.

     11. An entity registered at all times during the tax year under the Investment Company Act of 1940.

     12. A common trust fund operated by a bank under section 584(a).

     13. A financial institution.

     14. A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

     15. A trust exempt from tax under section 664 or described in section 4947.

INTEREST AND DIVIDEND PAYMENTS.--All listed payees are exempt except the payee in item (9).

BROKER TRANSACTIONS.--All payees listed in items (1) through (13) are exempt. A person registered under the Investment Advisors Act of 1940 who regularly acts as a broker is also exempt.

PAYMENTS SUBJECT TO REPORTING UNDER SECTIONS 6041 AND 6041A.--These payments are generally exempt from backup withholding only if made to payees listed in items
(1) through (7). However, a corporation (except certain hospitals described in Regulations section 1.6041-3(c)) that provides medical and health care services, or bills and collects payments for such services, is not exempt from backup withholding.

BARTER EXCHANGE TRANSACTIONS AND PATRONAGE DIVIDENDS.--Only payees listed in items (1) through (5) are exempt from backup withholding on these payments.

PAYMENTS EXEMPT FROM BACKUP WITHHOLDING

Payments that are not subject to information reporting also are not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045 6049, 6050A, and 6050N, and their regulations.

DIVIDENDS AND PATRONAGE DIVIDENDS that generally are exempt from backup withholding include:

*    Payments to nonresident aliens subject to withholding under section 1441.

* Payments to partnerships not engaged in a trade or business in the United States and that have at least one nonresident alien partner.

*    Payments of patronage dividends not paid in money.

*    Payments made by certain foreign organizations.

*    Section 404(k) payments made by an ESOP.

INTEREST PAYMENTS that generally are exempt from backup withholding include:

* Payments of interest on obligations issued by individuals. However, if you pay $600 or more of interest in the course of your trade or business to a payee, you must report the payment. Backup withholding applies to the reportable payment if the payee has not provided a TIN or has provided an incorrect TIN.

* Payments of tax-exempt interest (including exempt-interest dividends under section 852).

*    Payments described in section 6049(b)(5) to nonresident aliens.

*    Payments on tax-free covenant bonds under section 1451.

*    Payments made by certain foreign organizations.

*    Mortgage interest paid to you.

OTHER TYPES OF PAYMENTS that generally are exempt from backup withholding include:

*    Wages.

* Distributions from a pension, annuity, profit-sharing or stock bonus plan, or an IRA.

*    Distributions from an owner-employee plan.

*    Certain surrenders of life insurance contracts.

* Gambling winnings, if withholding is required under section 3402(q). However, if withholding is not required under section 3402(q), backup withholding applies if the payee fails to furnish a TIN.

*    Real estate transactions reportable under section 6045.

ADDITIONAL INFORMATION

For more information on backup withholding and your requirements, get Pub. 1679, A Guide to Backup Withholding, or Pub. 1281, Backup Withholding on Missing and Incorrect TINs.

JOINT FOREIGN PAYEES

If the first payee listed on an account gives you Form W-8, Certificate of Foreign Status, or a similar statement signed under penalties of perjury, backup withholding applies unless:

     1. Every joint payee provides the statement regarding foreign status; or

     2. Any one of the joint payees who has not established foreign status gives you a TIN.

     If any one of the joint payees who has not established foreign status gives you a TIN, that number is the TIN that must be used for purposes of backup withholding and information reporting.

NAMES AND TINS TO USE FOR INFORMATION REPORTING

Show the full name and address as provided on Form W-9 on the information return filed with the IRS and on the copy furnished to the payee. If you made payments to more than one payee or the account is in more than one name, enter on the first name line ONLY the name of the payee whose TIN is shown on the information return. Show the names of any other individual payees in the area below the first name line, if desired.

SOLE PROPRIETORS.--You must show the individual's name on the first name line. On the second name line, you may enter the business name or "doing business as
(DBA)" if provided. You may not enter only the business name. For the TIN, you may enter either the individual's SSN or the employer identification number
(EIN) of the business. However, the IRS prefers that you show the SSN.

NOTICES FROM THE IRS

The IRS will send you a notice if the payee's name and TIN on the information return you filed do not match the IRS's records. You may have to send a "B" notice to the payee to solicit another TIN. See Pubs. 1679 and 1281 for copies of the two types of "B" notices.